                                                                     Exhibit (M)

(NEW YORK LIFE LOGO)

AD110 VUL ILLUSTRATION SAMPLE CALCULATION

Illustrated contract owner:

     Male Issue Age 40 Preferred Risk Class, $3,500 Annual Premium, 100% Allocated to the Separate Account, Face Amount $250,000, Death Benefit Option 1, non-Qualified plan. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 1.02%.

POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

     Net Separate Account Rate of Return = 8.98% =
     [(1 + Gross Separate Account Rate of Return) # (1/365) - (Assumed Asset Charge*/365)] # 365 - 1 [(1 + 10.00%) # (1/365) - (1.02% / 365)] # 365 - 1

     where # signifies "to the power of"

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* Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge + Federal Tax Charge ]

     In Policy Years 1 through 7, the Sales Expense Charge equals 0% of the Gross Premium that is below Target Premium 1, 8.75% of the Gross
     Premium that is between Target Premium 1 and Target Premium 2, and 8.75% of the Gross Premium that is above Target Premium 2.

     In Policy Years 8 and later, the Sales Expense Charge equals 0% of the Gross Premium that is below Target Premium 1, 0% of the Gross Premium that is between Target Premium 1 and Target Premium 2, and 0% of the Gross Premium that is above Target Premium 2.

     In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.

Monthly Deduction = COI Deduction + M&E Charge + Contract Charge + Per Thousand
     Face Amount Charge + Monthly Asset Allocation Access Charge

     For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 40:

     Target Premium 1 = $2,990
     Target Premium 2 = $6,862.03
     Net Premium = Gross Premium - Premium Loads
     Premium Loads = ($2,990) x (0% + 3.25%) + ($3,500-$2,990) x (8.75% + 3.25%)
     = ($0) x (8.75% + 3.25%)

Premium Loads = ($2,900) x (3.25%) + (3,500 - $2,900) x (12%) + ($0) x (12%) =
$158.37

Net Premium = $3,500 - $158.37 = $3,341.63

          COI DEDUCTION = (Death Benefit / 1.00327 - Policy Value) x Monthly
          COI Rate
               The current Monthly COI Rate is 0.00005108
               Policy Value = Policy Value, End of year 4 + Net Premium Received = $14,116.06 + $3,341.63 = $17,457.69

               Death Benefit = Face Amount = $250,000.00

               COI Deduction = ($250,000/1.00327 - $17,457.69) x (0.00005108) =
               $11.84

          M&E CHARGE = (0.000625) x (Policy Value allocated to the Separate Account)
               Policy Value = Policy Value, end of year 4 + Net Premium Received = $14,116.06 + $3,341.63 = $17,457.69

               M&E Charge = (0.000625) x $17,457.69 = $10.91

          CONTRACT CHARGE = Currently, $15.00 per month ($15.00 per month guaranteed maximum)

          PER THOUSAND FACE AMOUNT CHARGE = (0.05382) x (Face Amount / 1,000)

               Per Thousand Face Amount Charge = (0.05382) x (250) = $13.46

          MONTHLY ASSET ALLOCATION ACCESS CHARGE (MAAAC) = (0.000416) x (Policy Value allocated to the Separate Account)

               Policy Value = Policy Value, end of year 4 + Net Premium Received = $14,116.06 + $3,341.63 = $17,457.69

               MAAAC Charge = (0.000416) x $17,457.69 = $7.27

          The Monthly Deduction, year 5 month 1 = $11.84 + $10.91 + $15.00 + $13.46 + $7.27 = $58.48

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1)  Is the sum of:

               - The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus

               - The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.

          (2) Is the net asset value of a fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 8.98% net annual effective rate of return:

          MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 8.98%) # (1/12)

     For the end of month 1, Policy year 5:
          Net Investment Factor = (1.0898) # (1/12) = 1.0071919

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                                                      Per     Asset
        Beginning                                                   Thousand  Alloc                           Monthly Net
Policy    Policy     Net     Value After   COI     M&E    Contract    Face    Access   Monthly   Value After   Investment
Month     Value    Premium     Premium    Charge  Charge   Charge    Amount   Charge  Deduction   Deduction     Factor
------  ---------  --------  -----------  ------  ------  --------  --------  ------  ---------  -----------  -----------
   1    14,116.06  3,341.63   17,457.69    11.84   10.91    15.00     13.46    7.27     58.48     17,399.21    1.0071919
   2    17,524.34         0   17,524.34    11.83   10.95    15.00     13.46    7.30     58.54     17,465.80    1.0071919
   3    17,591.41         0   17,591.41    11.83   10.99    15.00     13.46    7.33     58.61     17,532.80    1.0071919
   4    17,658.89         0   17,658.89    11.83   11.04    15.00     13.46    7.36     58.69     17,600.20    1.0071919
   5    17,726.78         0   17,726.78    11.82   11.08    15.00     13.46    7.39     58.75     17,668.03    1.0071919
   6    17,795.10         0   17,795.10    11.82   11.12    15.00     13.46    7.41     58.81     17,736.29    1.0071919
   7    17,863.85         0   17,863.85    11.82   11.16    15.00     13.46    7.44     58.88     17,804.97    1.0071919
   8    17,933.02         0   17,933.02    11.81   11.21    15.00     13.46    7.47     58.95     17,874.07    1.0071919
   9    18,002.62         0   18,002.62    11.81   11.25    15.00     13.46    7.50     59.02     17,943.60    1.0071919
  10    18,072.65         0   18,072.65    11.81   11.30    15.00     13.46    7.53     59.10     18,013.55    1.0071919
  11    18,143.10         0   18,143.10    11.80   11.34    15.00     13.46    7.56     59.16     18,083.94    1.0071919
  12    18,214.00         0   18,214.00    11.80   11.38    15.00     13.46    7.59     59.23     18,154.77    1.0071919

DEATH BENEFITS

     For death benefit Option 1, the death benefit equals the greater of:

          -    The face amount on the date of death, or

          - The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     When a Male Preferred, Issue Age 40, reaches attained age 44, the percentage of the policy value in the Compliance with Federal Laws Provision is 222%
     Death Benefit, end of year 5 = the greater of

               -    Face Amount = $250,000, or

               -    222% x Policy Value, end of year 5 = 2.22 x 18,214.00 =
                    40,435.08

     Death Benefit, end of year 5 = $250,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION

     -    Monthly COI rates vary by attained age

     -    Contract Charge is $10.00 per month in years 11 and later

     - Per Thousand Face Amount Charge decreases in year 11 and equals zero in years 21 and later

     -    M&E Charges vary by policy year and accumulated cash value amounts

DEATH BENEFITS

     - Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.